Exhibit 99.1

Agenda of Conference Call regarding the Financial Results of Integral Systems for the Quarter ended December 31, 2005

Presented by Steven R. Chamberlain and Elaine Brown

1.	Introduction

•	Thanks.

•	Safe Harbor Provisions PSLRA (Private Securities Litigation Reform Act) 1995. (Except for statements of historical facts, this Exhibit 99.1 contains forward-looking statements about Integral Systems, Inc. (the “Company”), including but not necessarily limited to financial projections, all of which are based on the Company’s current expectations. There is no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements appearing herein are subject to risks and uncertainties that may cause actual results to differ materially from such statements, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing herein.)

•	The 1st quarter of FY2006 was a record quarter.

2.	Consolidated Financials (000’s omitted)

	3 Months ended December 31,
	2005	2004
Revenue	$29,258	$21,920
Operat. Income	4,645	1,866
Net Income	3,070	1,185
EPS (diluted)	$0.28	$0.11

3.	Balance Sheet (at December 31, 2005)

$128 million book value; $11.98 per share (10.7 million shares)

$75 million tangible; $7.04 per share

$58 million cash & cash equivalents

$37 million accounts receivable; essentially unchanged from year-end

4.	Segment Financials

•	The four segments include:

•	Ground Systems – Government segment.

•	Ground Systems – Commercial segment.

•	Space Communications Systems segment, which represents our RT Logic and recently acquired (10/3/05) Lumistar, Inc. subsidiaries.

•	Corporate – our “all other” category, which includes our product group and remaining antenna business.

	3 Months ended December 31, (000’s Omitted)
	Revenue First Quarter FY2006	Revenue First Quarter FY2005	Oper. Income First Quarter FY2006	Oper. Income First Quarter FY2005
Ground Systems – Govt.	$13,861	$9,735	$1,309	$724
Ground Systems – Comm.	4,780	4,343	558	108
Space Communications Systems	11,118	7,383	2,720	1,783
Corporate	2,095	1,913	56	(767)
Elimination	(2,596)	(1,454)	2	18

Total	$29,258	$21,920	$4,645	$1,866

5.	Analysis

•	The 1st quarter of FY2006 represented the best quarterly operating results in Company history.

•	All of the ongoing operating units were profitable during the 1st quarter of FY2006.

•	The Ground Systems Government segment and RT Logic continue to lead the way with outstanding performance, posting operating income of $1.3 million and $2.7 million, respectively.

•	The addition of Lumistar, Inc. was immediately accretive to the first quarter numbers, contributing an additional $540,000 of operating income, which is included in the Space Communications Systems results above.

•	Right now, it appears the Company is on track to meet or even beat its financial projections for the entire fiscal year.

6.	Events

•	Record quarter for revenue and earnings.

•	Air Force business remains very profitable – 99% award fee on CCS-C for FY2005.

•	Our recent acquisition of Lumistar proved to be immediately accretive and adds to the continued success of RT Logic.

•	Negotiations with NOAA on a settlement framework have been progressing on the DAPS II and GSA/PACs Upgrade claims. An outstanding invoice for $555,000 on DAPS II was paid after the most recent meeting with NOAA.

•	Stock buyback program is on-going.

•	Continued cash dividend payout - $0.05 per share to be paid on or about March 29, 2006.

7.	Looking Forward

Well on track to meet or exceed published projections for FY2006 in its entirety.

CEO succession plan in place if needed.

8.	Questions and Answers Session

9.	End Call